SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549



                                 Form 8-K



                              CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934


                     Date of Report:  October 10, 1997





                          BLACK HILLS CORPORATION



State of South Dakota  File Number 1-7978   IRS Number 46-0111677





                               625 Ninth Street
                        Rapid City, South Dakota  57709



                 Registrant's telephone number (605) 348-1700
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Item 5. OTHER INFORMATION

       POWER SALES AGREEMENT WITH PACIFICORP RENEGOTIATED

       The Registrant has entered into a Restated and Amended Power Sales Agreement ("The Amended Agreement") with PacifiCorp. This agreement restates and amends the Purchased Power Agreement ("The Agreement") that was entered into with PacifiCorp on December 31, 1983, which obligated the Company to purchase 75 MWs of power from PacifiCorp based upon the costs of PacifiCorp's Colstrip Power Plants. The Agreement was for a term of 40 years.

       The Amended Agreement provides (i) that 25 megawatts of the contract capacity amount and the charges therefor will be deleted, 5 megawatts each year commencing in the year 2000, (ii) the Company shall pay no levelized annual charges for Colstrip Plants' additions and replacement which are completed after January 1, 1997, (iii) that commencing January 1, 1997, all fixed cost components of the Variable Costs to be paid by the company shall be based on an assumption that the Colstrip Plants operated at an 80 percent load factor, (iv) beginning August 1, 1997 and continuing until December 31, 1999, the Company shall pay PacifiCorp annual fixed cost of $164.59 per KW-yr multiplied by the capacity purchased, (v) commencing January 2000 and continuing until December 2018 the Company shall pay PacifiCorp an annual levelized fixed charge based upon PacifiCorp's initial investment in Colstrip Units 3 and 4 using PacifiCorp's then most current applicable cost of capital consisting of PacifiCorp's then current Federal Energy Regulatory Commissions ("FERC") approved capital structure, PacifiCorp's then-current weighted average cost of long-term debt and preferred stock using FERC prescribed methods, and the then current FERC approved cost of common equity for PacifiCorp, (vi) that for the invoices for each month of the calendar years 2000 through 2009, the fixed amount calculated above shall be reduced by $95,564 each month, and (vii) unbundled the transmission charge in the contract to PacifiCorp's FERC - filed rates. The Amended Agreement is subject to the approval of FERC.

       Future cost reductions or increases related to these amendments will depend on PacifiCorp's future capital structure and cost of capital and the cost of replacement power starting in the year 2000. However, the Company believes the reduction of the 25 MWs of capacity which begins in the year 2000 at a rate of 5 MW a year is positive as the Company enters a deregulated electricity market and believes PacifiCorp's future cost of capital under the FERC approved capital structure will be lower than the cost
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       of capital formulas embedded in the existing contract.  The Agreement is the Company's most expensive source of power at approximately 4.5 cents per kilowatthour when fully utilized. The reduction in capacity should allow the Company to blend down this cost of power, but will depend on the market conditions at that time.

       Black Hills Corporation is an energy company that supplies electric utility service to a 9,300 square-mile area in western South Dakota, northeastern Wyoming, and southeastern Montana; engages in the mining and sale of coal from its mine located near Gillette, Wyoming; produces, explores, and operates oil and gas interests located in the Rocky Mountain region, Texas, and California; and markets natural gas, electricity, and related services to customers in the Rocky Mountain region, Midwest and East Coast markets.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BLACK HILLS CORPORATION





                               By  /S/ ROXANN R. BASHAM
                                   Roxann R. Basham, Corporate
                                   Secretary and Treasurer



Dated:  October 10, 1997